Exhibit 10.21

Dated      7 September                                 2005

WATSON WYATT

TRUST DEED AND RULES OF THE
WATSON WYATT SHARE INCENTIVE PLAN 2005

Directors’ Adoption	19 August 2005

HMRC Approval	9 September 2005

HMRC Ref	A2102/PC

Expiry Date	9 September 2015

One Silk Street

London EC2Y 8HQ

Telephone (44-20) 7456 2000

Facsimile (44-20) 7456 2222

Ref 01/145/K Kelleher

Table of Contents

Contents		Page
Trust Deed and Rules of the Watson Wyatt Share Incentive Plan 2005		1
Part A - Definitions		2
1	Meaning of words used	2
Part B - Operation of the Plan and Joining the Plan		4
2	Operation of the Plan	4
3	Joining the Plan	4
Part C - Bonus Shares		6
4	Bonus Shares	6
Part D - Investment Shares		8
5	Investment Shares	8
Part E - Matching Shares		12
6	Matching Shares	12
Part F - Dividends		14
7	Dividends	14
Part G - General Rules		16
8	General rules about Shares	16
9	Leaving Employment	18
10	General rules relating to the Plan	19
11	Assets of the Plan	22
12	Trustees	23
13	Participating Companies	24
14	Changing the Rules	25
15	Termination	25
16	Governing Law	26

i

Trust Deed and Rules of the Watson Wyatt
Share Incentive Plan 2005

This Trust Deed and Rules of the Watson Wyatt Share Incentive Plan 2005 are made as a deed on        7 September                               2005 between:

(1)                              Watson Wyatt Limited (the “Company”) and

(2)                              Halifax Corporate Trustees Limited (the “Trustees”)

to set up the Plan with effect from the date of formal approval of the Plan by HMRC.

[SEAL]

Part A - Definitions

1                                      Meaning of words used

“Accumulation Period” means the period during which a Participant’s Contributions are held prior to their application by the Trustees in acquiring Investment Shares and which shall not be longer than the period specified in paragraph 51(1) of Schedule 2 (currently 12 months).

“Award Day” means the date on which Bonus Shares or Matching Shares are awarded under the Plan.

“Award System” means the system of calculating the number of Bonus Shares to be awarded from time to time, adopted by the Directors and which satisfies paragraph 9 of Schedule 2 (participation on same terms).

“Bonus Shares” means Free Shares, for the purposes of communicating with Employees.

“the Company” means Watson Wyatt Limited.

“Contributions” means deductions from a Participant’s Salary for the purpose of acquiring Investment Shares.

“Directors” means the board of directors of the Company or a duly authorised committee.

“Dividend Shares” means Shares which the Trustees acquire by reinvesting Participants’ cash dividends from their Plan Shares.

“Employee” means, except for the purposes of Rule 10.5, an employee of a Participating Company.

“Employment” means employment by the Company or any associated company (within the meaning of paragraph 94 of Schedule 2).

“Free Shares” means Shares awarded to Participants without payment under Rule 4.

“Holding Period” means the period for holding Bonus Shares, Matching Shares and Dividend Shares in the Plan.

“HMRC” means Her Majesty’s Revenue and Customs;

“Investment Shares” means Partnership Shares, for the purposes of communicating with Employees.

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“the London Stock Exchange” means the London Stock Exchange plc.

“Market Value” means on any day where Shares are admitted to trading on the NYSE the value per share fixed at the mid market closing price of the Company’s Shares on the NYSE quoted in the Wall Street Journal on the preceding day or on any day where Shares are admitted to the Official List of the UK Listing Authority and traded on the London Stock Exchange, the mid market closing price derived from the Daily Official List of the London Stock Exchange on the preceding day. Where Shares are not so admitted, “Market Value” has the meaning given by virtue of Part VIII of the Taxation of Chargeable Gains Act 1992 and as agreed in advance with HMRC Shares Valuation.

“Matching Shares” means Shares awarded without payment in proportion to any Investment Shares allocated to Participants.

“Method 1” means the method described in paragraph 41 of Schedule 2.

“Method 2” means the method described in paragraph 42 of Schedule 2.

“NYSE” means the New York Stock Exchange.

“Official List” means the list maintained by the Financial Services Authority for the purpose of section 74(1) Financial Services and Markets Act 2000;

“Participant” means any Employee who has joined the Plan.

“Participating Company” means an employer participating in the Plan being the Company, any Subsidiary and any other company which (if required) HMRC agrees may participate and which in both cases is so designated by the Directors.

“Partnership Shares” means Shares which the Trustees allocate to Participants in respect of their Contributions.

“Performance Measures” means targets set by the Directors from time to time, which meet the requirements of paragraph 39 of Schedule 2 and govern the availability, number or value of Bonus Shares to be awarded.

“Plan” means the Watson Wyatt Share Incentive Plan 2005, as changed from time to time.

“Plan Shares” mean the Shares awarded or allocated to Participants under the Plan.

“Reconstruction or Takeover” means a transaction affecting any Shares as described in Paragraph 86 of Schedule 2.

“Salary” has the meaning in paragraph 43(4) of Schedule 2.

“Schedule 2” means Schedule 2 to ITEPA.

“Share” means a share of Class A common stock of par value US$0.01 of Watson Wyatt & Companies Holdings, which meets the requirements of Part 4 of Schedule 2, and any security which forms part of any new holding referred to in paragraph 86, of Schedule 2.

“Subsidiary” means a company which is under the control of the Company within the meaning of Section 840 of the Taxes Act (as extended by paragraph 91 of Schedule 2).

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Trustee” means Halifax Corporate Trustees Limited or the trustees for the time being of the Plan.

Words of the masculine gender shall include the feminine and vice versa.

Part B - Operation of the Plan and Joining the Plan

2                                      Operation of the Plan

2.1                            Purpose of the Plan

The purpose of the Plan is to help and encourage the holding of Shares by Participants or for their benefit through an employee share ownership plan approved under the provisions of paragraph 81 of Schedule 2.

The Trustees may achieve the purpose of the Plan by applying the capital and income of the Plan assets to or for the benefit of Participants as described in the Plan rules.

2.2                            Time of Operation

The Directors can only operate the Plan at any time after its approval by HMRC.

If the Shares are listed on the Official List and admitted to trading on the London Stock Exchange Bonus Shares will only be awarded within 42 days commencing on any of the following:

2.2.1                   the day on which the Plan is formally approved by HMRC;

2.2.2                   the day after the announcement of the Company’s results to the NYSE or the London Stock Exchange for any period;

2.2.3                   any day on which the Directors resolve that exceptional circumstances exist which justify an award of Bonus Shares;

2.2.4                   any day on which changes to the legislation or regulations affecting employee share ownership plans approved by HMRC under Schedule 2 are announced, effected or made; and

2.2.5                   the day on which Shares are first admitted to the Official List and traded on the London Stock Exchange (or admitted by any other stock exchange nominated by the Directors).

If the Directors or the Trustees cannot award Bonus Shares due to restrictions imposed by statute, order, regulation or Government directive, or by any code adopted by the Company based on the Model Code, the Directors or the Trustees may award Bonus Shares within 42 days after the lifting of such restrictions.

3                                      Joining the Plan

3.1                            Employees to be invited

Subject to Rules 3.2 and 3.3, whenever the Directors decide to operate the Plan, they must invite all Employees who:

3.1.1                   are UK resident taxpayers (within the meaning of paragraph 8(2) of Schedule 2); and

3.1.2                   have been employees of a qualifying company (within the meaning of paragraph 17 of Schedule 2) throughout any qualifying period of service set under Rule 3.5.

They may also invite other Employees, provided that if there is a qualifying period of service, the Employees satisfy Rule 3.1.2. Every Employee who is invited to participate must be invited on the same terms, in accordance with paragraph 9 of Schedule 2.

3.2                            Prohibited invitations

However, the Directors must not invite:

3.2.1                   any Employee, in any tax year, who is to participate at the same time in another employee share ownership plan approved under Schedule 2 which has been established by the Company or a connected company (within the meaning of paragraph 18(3) of Schedule 2) or would have so participated but for the failure to meet a performance target;

3.2.2                   anyone who is excluded from participating under paragraph 19 of Schedule 2 (no material interest requirement).

3.3                            Free share invitations - Employees under notice

The Directors may decide not to invite Employees to participate in an award of Bonus Shares who have given or received notice of termination of employment on or before the Award Day relating to that award.

3.4                            Form of invitation and application

The invitation and application to join the Plan must be made in the form determined by the Directors, and approved by HMRC (if necessary). This may include invitations and applications by writing or by email, internet (or other electronic means) or interactive voice response.

The invitation and the application will, if applicable, specify whether for that operation of the Plan, Bonus Shares and/or Investment Shares and Matching Shares (and, where relevant, Dividend Shares) may be acquired. If Investment Shares are offered, the application form will comply with Rule 5.

3.5                            Qualifying period of service

The Directors may set a qualifying period of service for any operation of the Plan, and if they do it must apply in relation to, and be the same for, all Employees.

If Bonus Shares are offered, the qualifying period of service must not be more than 18 months, ending with the Award Day of those Bonus Shares.

If Investment Shares are offered and there is no Accumulation Period, the qualifying period of service must not be more than 18 months, ending with the start of Contributions. If there is an Accumulation Period, the qualifying period of service must not be more than 6 months, ending with the start of the relevant Accumulation Period.

3.6                            Submission of Applications

Employees invited to participate in the Plan and who wish to do so, must submit the completed application by the date specified, if any. In doing so they agree to the terms and conditions of participation set out in the application. Anyone who has not submitted a completed application form as required will not participate in the Plan.

Part C - Bonus Shares

4                                      Bonus Shares

4.1                            Limit

If the Plan is operated to provide Bonus Shares, Bonus Shares awarded to each Employee participating in the Plan must not have an initial market value of more than £3,000 in any tax year, or any greater amount specified for the purposes of paragraph 35(1) of Schedule 2. Rule 10.9 (Participation in more than one employee share ownership plan) also applies.

“Initial market value” means the Market Value of the Bonus Shares on the Award Day and, the market value of Shares subject to restrictions or risk of forfeiture shall be determined as if there were no restriction or risk.

4.2                            Terms relating to Bonus Shares

The Directors will set the following:

4.2.1                   the Award System for the operation of the Plan including any Performance Measures which apply, using either Method 1 or Method 2;

4.2.2                   the Holding Period, which must be at least three years but not more than five years beginning with the Award Day, must be the same for all Bonus Shares in an award and cannot be increased once that award has been made; and

4.2.3                   any forfeiture provisions under Rule 4.4.

During this Holding Period, Rule 8.4 applies in relation to the Bonus Shares.

4.3                            Notifying Participants of Performance Measures

If Performance Measures apply to the availability, number or value of Bonus Shares, the Directors will as soon as reasonably practicable, write and tell:

4.3.1                   all Employees in general terms of the Performance Measures to be used to calculate the number of Bonus Shares awarded to each Participant. But the Directors may exclude from such notice any information if they reasonably consider that to disclose it would prejudice commercial confidentiality; and

4.3.2                   each Participant about the Performance Measures which will be used to calculate the number or value of Bonus Shares awarded to him.

4.4                            Forfeiture of Bonus Shares

The Directors may decide that an award of Bonus Shares will be made on the basis that if Participants leave Employment for a specified reason (other than for a reason set out in paragraph 32(2) of Schedule 2) within a specified period (not exceeding 3 years from the Award Day) they will lose any right to receive Bonus Shares.

4.5                            Payments by Participating Companies and acquiring Shares

The Directors will notify each Participating Company of the amount it is required to contribute in respect of an award of Bonus Shares. Each Participating Company will pay this amount to the Trustees and the Trustees will use the funds to purchase or subscribe for Shares, as agreed with the Directors.

4.6                            Awards of Bonus Shares

The Trustees will award Bonus Shares to each Participant on the basis set out in the Award System and any Performance Measures.

4.7                            Award Eligibility Requirement

The Trustees will not award Bonus Shares to a Participant who is not an Employee on the Award Day.

4.8                            Notification by Trustees

As soon as practicable after the award of Bonus Shares, the Trustees will write and tell each Participant of the award. The Trustees will include in the notification the number and description of the Bonus Shares, the Holding Period applying to the Bonus Shares and their Market Value on the Award Day.

4.9                            Transfer of legal title

After the end of the Holding Period, the Participant may at any time direct the Trustees to transfer legal title of Bonus Shares to him or as he may direct.

Part D - Investment Shares

5                                      Investment Shares

5.1                            Application for Investment Shares

If the Plan is operated to provide Investment Shares, Employees invited must complete the relevant section of the application form. This section will satisfy the requirements of Part 6 of Schedule 2 and will include the notice required under paragraph 48 of Schedule 2 (notice of possible effect of deductions on benefit entitlement).

5.2                            Amount of Contributions

The Directors will determine the maximum Contribution which will apply in relation to that operation of the Plan which will not be more than the lower of:

5.2.1                   10% of Salary for that tax year; or

5.2.2                   £1,500 in any tax year; or

5.2.3                   a greater percentage or amount specified for the purposes of paragraph 46 of Schedule 2 from time to time.

If Contributions exceed these limits, the excess amount will be repaid to the Participant as soon as practicable (after deducting any income tax and national insurance contributions due). Rule 10.9 (Participation in more than one employee share ownership plan) also applies.

5.3                            Minimum Contribution

The Directors may set from time to time a minimum amount (not more than £10) for Contributions on any occasion. If there is such a minimum amount, it will be set out in the application.

5.4                            Limit on Investment Shares

The Directors may set from time to time a limit on the number of Shares which may be acquired as Investment Shares. If there is such a limit, it will be set out in the application.

5.5                            Scaling down

If there is a limit on the number of Shares which may be acquired as Investment Shares and the Contributions set out in the application forms exceed that number, the Directors will scale down applications by taking any one or more of the following steps in turn:

5.5.1                   reduce the excess of Contributions over any set minimum amount for Contributions proportionately; then

5.5.2                   reduce all monthly Contributions to any set minimum amount for Contributions; then

5.5.3                   select applications to contribute the minimum amount for Contributions by lot.

The Directors will notify Participants of the scaling down and their application will be deemed changed or withdrawn.

5.6                            Holding Contributions

The Participants’ Contributions will be transferred to the Trustees as soon as practicable. The Trustees will hold the Contributions in an account with:

5.6.1                   a person falling within section 840A(1)(b) of the Taxes Act; or

5.6.2                   a building society; or

5.6.3                   a firm falling within section 840A(1)(c) of the Taxes Act.

The account may, but need not, pay interest on the Contributions held. If it does, the Trustees must account to each Participant for the interest earned on his Contributions.

5.7                            Repayment of Contributions

The Trustees must pay to a Participant any Contributions it holds (after deducting any income tax and national insurance contributions due) together with any interest if, before acquiring Investment Shares on behalf of the Participant;

5.7.1                   they receive a termination notice under Rule 15.1 (Termination); or

5.7.2                   HMRC notifies the Company that it has withdrawn the approval of the Plan under Schedule 2; or

5.7.3                   the Participant ceases to be in Employment during an Accumulation Period.

5.8                            Excess Contributions

If the Participant agrees when completing the application, the Trustees may carry forward and add to the amount of the next Contribution any Contributions not used to acquire Investment Shares. If there is no such agreement, the Trustees must pay the excess to the Participant as soon as practicable after deducting any income tax and national insurance contributions due.

5.9                            Accumulation Periods

The Directors may determine in relation to any operation of the Plan whether there will be an Accumulation Period.

The start and end of any Accumulation Period must be set out in the application. The Accumulation Period must start on or before the date of the first deduction of Contributions. It must not exceed 12 months. The same Accumulation Period or periods must apply to all Participants for each operation of the Plan.

If, during the Accumulation Period, a transaction occurs in relation to the Shares which results in a new holding of shares being equated with the Shares for the purposes of capital gains tax purposes (“new shares”), then the Contributions held may, with the agreement of the Participant, be used at the end of the Accumulation Period to acquire new shares. By signing the application form Participants agree to the acquisition of new shares.

5.10                     Stopping and re-starting Contributions

A Participant may give notice to the Company to stop making Contributions. He may also give notice to the Company at any time that he wishes Contributions to re-start, but he may not make up any missed Contributions. If the Plan is operated with an Accumulation Period, the Directors may determine whether Participants can re-start their Contributions more than once in an Accumulation Period. If such a determination is made, it will be set out in the application form and will apply equally to all Participants.

The Company will arrange for Contributions to stop within 30 days of receiving the notice, unless the notice specifies a later date. The Company will arrange for Contributions to re-start by the next due date for Contributions which is more than 30 days after receipt of the notice to re-start, unless the notice specifies a later date.

5.11                      Varying Contributions

A Participant may vary his Contributions with the agreement of the Company.

5.12                     Withdrawal from agreement to make Contributions

A Participant may at any time withdraw from the agreement to make Contributions made at the time of joining the Plan and ask for the return of any Contributions which have not been used to acquire Investment Shares by giving notice to the Company. The Participant will be treated as having stopped Contributions 30 days after the receipt of the notice, unless a later date is specified in the notice. The Trustees must pay to the Participant any Contributions they hold as soon as practicable (after deducting any income tax and national insurance contributions due) together with any interest, if payable. Any Investment Shares already allocated will not cease to be subject to the Plan as a result of such a withdrawal.

5.13                     Allocating shares - Accumulation Period

5.13.1            If there is an Accumulation Period, the Trustees must allocate Investment Shares to each Participant within 30 days after the end of that period.

5.13.2            The number of Shares allocated to each Participant will be calculated using the lower of the Market Value of the Shares at the beginning of the Accumulation Period and:

(i)                                  if all the Investment Shares to be allocated to Employees on that occasion are purchased by the Trustees on the date of allocation, and provided the Company is quoted on the NYSE and/or on the London Stock Exchange, the average price actually paid by the Trustees for the Shares; or

(ii)                               the Market Value at the date of allocation.

5.13.3            All Investment Shares must be allocated on the same date.

5.14                     Allocating shares - no Accumulation Period

5.14.1            If there is no Accumulation Period, the Trustees must allocate Investment Shares to the Participants by a date set by the Trustees. This date must be not later than 30 days after the last day on which the relevant deduction of Contributions takes place.

5.14.2            If all the Investment Shares to be allocated to Employees on that occasion are purchased by the Trustees on the date of allocation, and provided the Company is quoted on the NYSE and/or on the London Stock Exchange, the number of Shares allocated to each Participant will be calculated using the average price actually paid by the Trustees for the Shares.

5.14.3            If all the Investment Shares to be allocated to Employees on that occasion are not purchased by the Trustees on the date of allocation, the number of Shares allocated to each Participant will be calculated using the Market Value on the date of allocation.

5.14.4            All Investment Shares must be allocated on the same date.

5.15                     Allocation Eligibility Requirement

The Trustees will not allocate Investment Shares to an individual who is not an Employee at the following times:-

5.15.1            where there is no Accumulation Period, at the time the related Contributions are deducted; and

5.15.2            where there is an Accumulation Period, at the time of the first deduction of the related Contributions.

Rule 9.1 applies if an Employee leaves Employment during the acquisition period for an award of Investment Shares.

5.16                     Notification by Trustees

As soon as reasonably practicable after the Trustees have allocated Investment Shares to a Participant, the Trustees will notify that Participant in writing. The Trustees will set out the number and description of the Investment Shares, the amount of Contributions used to acquire the Shares and the price per Share which was used to calculate the number of Investment Shares allocated in accordance with Rule 5.13 or 5.14.

5.17                     Access to Investment Shares

A Participant may at any time take out of the Plan any Investment Shares allocated to him. This is subject to any income tax and national insurance due and Rule 6.4 (Forfeiture of Matching Shares).

A Participant may, at any time, direct the Trustees to transfer legal title of Investment Shares to him or as he may direct.

Part E - Matching Shares

6                                      Matching Shares

6.1                            Ratio of Matching Shares to Investment Shares

If the Plan is operated to provide Matching Shares, a Participant who is allocated Investment Shares is entitled to an award of Matching Shares. The Directors will set the ratio of Matching Shares to Investment Shares from time to time and the ratio which applies will be set out in the application form. The same ratio must apply to all those who participate in the related allocation of Investment Shares.

The ratio cannot exceed the ratio specified in paragraph 60 of Schedule 2, which is currently two Matching Shares to one Investment Share.

The ratio may change in the circumstances set out in the application. The Directors will write and tell Participants if the ratio changes, before the allocation of the related Investment Shares.

6.2                            Rights and restrictions

Matching Shares must be shares of the same class and carry the same rights as the Investment Shares to which they relate.

Rules 4.2.2 (holding period) and 8.4 (Restrictions on disposals of Shares) apply to the award of Matching Shares.

6.3                            Payments by Participating Companies and acquiring Shares

The Directors will notify each Participating Company of the amount it is required to contribute in relation to Matching Shares. Each Participating Company will pay this amount to the Trustees and the Trustees will immediately use the funds to purchase or subscribe for Shares, as agreed with the Directors.

6.4                            Forfeiture of Matching Shares

The Directors may decide that an award of Matching Shares will be made on the basis that if a Participant leaves Employment for a specified reason or takes the Matching Shares out of the Plan (other than for a reason specified in paragraph 32(2) of Schedule 2) within a specified period (not exceeding 3 years from the Award Day) he will lose any right to receive Matching Shares.

The Directors may also decide that an award of Matching Shares will be made on the basis that a Participant who takes out of the Plan the Investment Shares in respect of which the Matching Shares were awarded (other than for a reason specified in paragraph 32(2) of Schedule 2) within a specified period (not exceeding 3 years from the Award Day) will not be entitled to any Matching Shares in respect of those Investment Shares.

6.5                            Awards of Matching Shares

The Trustees will award Matching Shares to each Participant on exactly the same basis. The terms will be set out in the application form.

The Trustees will award Matching Shares on the same day as they allocate the related Investment Shares to Participants.

However, the Directors may decide to operate the Plan on the basis that if any Investment Shares allocated are not sufficient to result in the award of a Matching Share on the same day, the match will be made when sufficient Investment Shares have been allocated.

6.6                            Notification by Trustees

The notification requirements set out in Rule 4.8 will apply to Matching Shares, except that Market Value will be notified as the price per Share used to calculate the number of Investment Shares allocated on the same day in accordance with Rule 5.13 or 5.14.

6.7                            Transfer of legal title

After the end of the Holding Period, the Participant may at any time, direct the Trustees to transfer legal title of Matching Shares to him or as he may direct.

Part F - Dividends

7                                      Dividends

7.1                            Dividend Shares

The Directors may from time to time decide that instead of Participants receiving cash dividends:

7.1.1                   the Trustees must re-invest cash dividends they receive in respect of Plan Shares in additional Shares to be held on behalf of Participants; or

7.1.2                   the Trustees must re-invest cash dividends as set out in Rule 7.1.1 but only in respect of Plan Shares of Participants who have chosen this by completing the relevant section on the application form.

The total amount so reinvested cannot exceed £1,500 in each tax year (or such greater amount specified for the purposes of paragraph 64(1) of Schedule 2). If the Directors have not made such decisions, or to the extent that the cash dividends exceed the limit, the Trustees must pay over cash dividends to the relevant Participant as soon as practicable. Rule 10.9 (Participation in more than one employee share ownership plan) also applies.

7.2                            Allocating Dividend Shares

7.2.1                   If all the Dividend Shares to be allocated to Employees on any occasion are purchased by the Trustees on the date of allocation, and provided the Company is quoted on the NYSE and/or the London Stock Exchange, then the number of Dividend Shares allocated to each Participant will be calculated using the average price actually paid by the Trustees for the Shares.

7.2.2                   If all the Dividend Shares to be allocated to Employees on any occasion are not purchased by the Trustees on the date of allocation, then the number of Dividend Shares allocated to each Participant will be calculated using the Market Value on the date of allocation.

7.2.3                   Dividend Shares must be allocated on or before a date set by the Trustees. This date must be no later than 30 days after the date they receive cash dividend.

All the Dividend Shares must be allocated on the same date. In allocating Shares the Trustees must treat Participants fairly and equally.

7.3                            Cash dividends carried forward and paid

The Trustees may retain, carry forward and add to the amount of the next cash dividend to be reinvested the amount of any cash dividend which is not sufficient for the allocation of one or more Dividend Shares. But the Trustees must keep these amounts separately identifiable and amounts derived from an earlier cash dividend are treated as reinvested before an amount derived from a later cash dividend.

The Trustees must pay to the Participant, as soon as practicable, any cash amounts referred to above:

7.3.1                   which are not reinvested in Dividend Shares within 3 years of payment of the dividend; or

7.3.2                   if the Participant ceases to be in Employment; or

7.3.3                   if the Trustees receive a termination notice under Rule 15.1.

When making the payment, the Trustees will supply to the Participant the information referred to in paragraph 80(4) of Schedule 2.

7.4                            Notification

As soon as practicable after the Trustees have allocated any Dividend Shares to a Participant, the Trustees will notify the Participant in writing. The Trustees will set out the number and description of those Dividend Shares, the price per Share which was used to calculate the number of Dividend Shares allocated in accordance with Rule 7.2.1 or 7.2.2, the Holding Period and any cash dividends carried forward as described in Rule 7.3.

7.5                            Rights and restrictions

Dividend Shares must be shares of the same class and carry the same rights as the Shares in respect of which the dividend is paid. They must not be subject to any forfeiture.

Rule 4.2.2 applies to Dividend Shares but the Holding Period must be 3 years starting on the date the Trustees allocated the Dividend Shares as described in Rule 7.2 Rule 8.4 also applies to Dividend Shares.

7.6                            Transfer of legal title

After the end of the Holding Period the Participant may at any time direct the Trustees to transfer legal title of Dividend Shares to him or as he may direct.

7.7                            Other dividends

Cash dividends payable in respect of Plan Shares and not reinvested in Dividend Shares (because they exceed the limit set out in Rule 7.1 or for any other reason) will belong to the relevant Participant. The Trustees will pay those dividends to the Participant as soon as practicable after receipt.

The Trustees are not required to pay a Participant any interest earned on any dividend to which the Participant is entitled.

Where any dividends received are foreign cash dividends within the meaning of paragraph 75(6) of Schedule 2 the Trustees will notify the Participant of the amount of any foreign tax deducted from the dividend before it was paid.

7.8                            Scrip dividends

The Trustees may receive, following a direction from the Participant, Shares credited as fully paid in whole or in part instead of a cash dividend (a scrip dividend). These Shares will not form part of the Participant’s Plan Shares. The Trustees will take all reasonable steps to transfer such Shares to the Participant.

Part G - General Rules

8                                      General rules about Shares

8.1                            Listing

If and so long as Shares are admitted to trading on the NYSE and/or to listing on the Official List and to dealing on the London Stock Exchange, the Company will, where relevant, apply for listing of any Shares subscribed under the Plan as soon as practicable after their allotment.

8.2                            Rights

Shares issued on subscription will rank equally in all respects with the Shares. However, the Directors may determine that they will not rank equally in all respects for any dividends or other distributions payable or made in respect of a period beginning before their date of issue.

Where Shares are transferred they will have the benefit of all rights attaching to the Shares by reference to a record date on or after the date on which they are allocated or awarded.

The Trustees may award Shares, a proportion of which will rank for dividends or other rights attaching to Shares by reference to a record date preceding the relevant Award Day and a proportion of which will not. If this happens, the Trustees will award the Shares to each Participant as far as practicable in those same proportions.

8.3                            Acquisition of Shares

The Company may from time to time ask the Trustees to acquire any number of Shares specified by it for award or allocation to Participants on a later operation of the Plan. If the Trustees agree to acquire Shares, the Company will ensure that the Trustees have sufficient funds to do so. The Trustees may also acquire Shares at any other time, if they have sufficient funds to do so. These Shares must satisfy the conditions specified in Part 4 of Schedule 2. Before any such Shares are awarded or allocated under the Plan, they will be held on general trust for the purposes of the Plan.

8.4                            Restrictions on disposals of Shares

The Participant must permit the Trustees to retain his Bonus Shares, Matching Shares and Dividend Shares throughout the Holding Period and the Trustees must retain them. The Participant cannot assign, charge or otherwise dispose of his beneficial interests in the Bonus Shares, Matching Shares and Dividend Shares in any way during the Holding Period, and the Trustees shall not dispose of the Bonus Shares, Matching Shares and Dividend Shares (whether by transfer to the Participant or otherwise) during the Holding Period, unless the Participant has ceased to be in Employment, or if the circumstances set out in paragraphs 36(4) or 77 of Schedule 2 apply.

8.5                            Plan limits

The number of Shares which may be allotted under the Plan on any day must not, when added to the aggregate of the number of Shares which have been allotted in the previous 10 years under the Plan and any other employees’ share schemes operated by the Company, exceed 10 per cent of the ordinary share capital of the Company in issue immediately before that day.

In this Rule 8.5 “allotted” means, in the case of any share option scheme, the placing of unissued shares under option and, in relation to other types of employees’ share scheme, includes the issue of shares. In determining the limits above, no account shall be taken of any Shares where the right to acquire Shares was released or lapsed without being exercised. For the avoidance of doubt, the acquisition of any shares by market purchase by, or for the purpose of, an employee share scheme is not within the meaning of “allotted”.

8.6                            Voting

The Trustees will invite Participants to direct them on the exercise of any voting rights attaching to Plan Shares held by the Trustees on their behalf. The Trustees will only be entitled to vote on a show of hands if all directions received from Participants who have given directions in respect of a particular resolution are identical. The Trustees will not be under any obligation to call for a poll. In the event of a poll the Trustees will follow the directions of Participants.

The Trustees must not vote in respect of unallocated Shares or any Shares they hold under the Plan which have not been registered in their name.

8.7                            Offers

The Participant (or anyone properly authorised) may direct the Trustees on the appropriate action to take in relation to any right relating to a Participant’s Plan Shares to receive other shares, securities or rights of any description, and in relation to a Reconstruction or Takeover. The Trustees may not take any action without such a direction. If the Trustees are to be involved in any liability they may require an indemnity from the Participant which they consider appropriate.

Where the Trustees exercise rights under a rights issue in respect of a Participant’s Plan Shares, any shares, securities or rights allotted as a result shall be treated as if they were Plan Shares identical to the Shares in respect of which the rights were conferred and as if they were awarded to the Participant under the Plan in the same way and at the same time as those Shares. But this only applies if the rights issue is offered in respect of all ordinary shares in the company and is subject to paragraphs 88(3) to 88(5) of Schedule 2.

On a Reconstruction or a Takeover, the Trustees will hold any new shares (as described in paragraph 87 of Schedule 2) as Shares subject to the Plan, as if they were the original Shares.

8.8                            Fractional entitlements

Where, following any offer described in Rule 8.7, the Trustees receive rights or securities, they will allocate them among the Participants concerned on a proportionate basis, rounding down if necessary. The Trustees will then add the fractions not allocated and sell the unallocated rights and securities. The Trustees will deduct all expenses of sale and applicable tax from the proceeds of sale and distribute the net proceeds of sale proportionately among the Participants whose allocation was rounded down. However, if a Participant’s entitlement is under £3 the Trustees may retain that sum and hold it on trust for the purposes of the Plan.

8.9                            Capital Receipts and other amounts

When the Trustees receive money which is a capital receipt (within the meaning of Section 502 of ITEPA) or the proceeds of any disposal, they will transfer the sum to the Participant after complying with their PAYE obligations. The Trustees may, however, retain any capital receipt under £3 due to any Participant and hold it on trust for the purposes of the Plan.

The Trustees must also pay over to each Participant any money or money’s worth relating to any of his Plan Shares, apart from money’s worth consisting of new shares as described in Rule 8.7. But the Trustees are entitled to retain any amounts needed to discharge their PAYE obligations and cash dividends reinvested or carried forward under Rule 7.3.

8.10                     Tax liabilities

The Trustees will maintain the necessary records to comply with their PAYE obligations and those of the Participating Companies so far as they relate to the Plan.

The Trustees will pay to the relevant employing companies sufficient sums to enable the employing companies to discharge any obligations to make PAYE deductions for income tax or national insurance contributions which arise in the circumstances in Section 510(1) of ITEPA.

The Trustees may dispose of a Participant’s Plan Shares in order to raise sufficient sums in order to meet any obligation under this Rule 8.10 unless the Participant makes a payment in advance to the Trustees of a sum equal to the amount required to discharge the obligation.

When a Participant becomes liable to tax under ITEPA or Schedules D (Case V) or F of the Taxes Act in relation to his Plan Shares, the Trustees must give the Participant any information relevant to determining that liability.

9                                      Leaving Employment

9.1                            Leaving Employment

9.1.1                   If a Participant leaves Employment, his Plan Shares will cease to be subject to the Plan.

9.1.2                   Unless the Directors decide otherwise, the Plan will operate on the basis that if a Participant leaves Employment for any reason, the Trustees will transfer the Participant’s Plan Shares to the Participant or as he may direct (or, if the Participant has died, to the personal representatives) as soon as reasonably practicable.

9.1.3                   If a Participant leaves Employment during the acquisition period relating to an allocation of Investment Shares, he shall:

(i)                                  for the purpose of awards of Investment Shares and Matching Shares be treated as ceasing to be in Employment immediately after the allocation of Investment Shares; and

(ii)                               for the purpose of determining when his Plan Shares cease to be subject to the Plan, be treated as ceasing to be in Employment immediately after the allocation of Investment Shares.

9.1.4                   For the purposes of this Rule 9.1 “acquisition period” has the meaning given to it in paragraph 97(3) of Schedule 2.

9.1.5                   For the purposes of paragraph 98 of Schedule 2 the retirement age is 50.

9.2                            Tax free withdrawal of Plan Shares

In accordance with paragraph 498 of ITEPA, a Participant is not liable to income tax or national insurance contributions on his Shares ceasing to be subject to the Plan on leaving Employment for any of the following reasons:

9.2.1                   because of injury or disability;

9.2.2                   on being dismissed by reason of redundancy;

9.2.3                   by reason of a transfer to which the Transfer of Undertakings (Protection of Employment) Regulations 1981 (S.I. 1981/1794) applies;

9.2.4                   if the relevant employment is employment by an associated company (see paragraph 95(2) of Schedule 2), by reason of a change of control or other circumstances ending that company’s status as an associated company;

9.2.5                   by reason of the Participant’s retirement on or after reaching the specified retirement age of 50; or

9.2.6                   on the Participant’s death.

10                               General rules relating to the Plan

10.1                     Notices

Any notice or other document which has to be given in connection with the Plan may be delivered to a Participant or sent by post to him at his home address using the records of that Participant’s employing company, or such other address as the Company or the Trustees consider appropriate or sent by e-mail (or other electronic means) to any address which according to the records of his employing company is used by him (or such other e-mail (or electronic) address as he may from time to time specify). Any notice or other document which has to be given to the Company or the Trustees in connection with the Plan may be delivered or sent by post to them at their registered offices (or such other place as the Directors or the Trustees may from time to time write and tell the Participants) or if the Directors allow and subject to such conditions as they may specify, sent by e-mail (or other electronic means) to the e-mail (or electronic) address for the time being notified by the Company. Notices sent by post will be deemed to have been given on the second day following the date of posting. Notices sent by e-mail (or other electronic means), in the absence of evidence to the contrary, will be deemed to have been received on the first day after sending.

10.2                     Documents sent to Shareholders

The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares.

10.3                     Directors’ and Trustees’ decisions

The decision of the Directors (or of the Trustees if the Directors so decide) in any dispute or question affecting any Employee or Participant will be final and binding on the parties concerned.

10.4                     Regulations

The Directors and the Trustees will have the power from time to time to make or vary regulations for the administration and operation of the Plan, but these must be consistent with this Deed.

10.5                     Terms of Employment

10.5.1            For the purposes of this Rule 10.5, “Employee” means any Participant, any Employee (within the meaning of Rule 1) or any other person.

10.5.2            This Rule 10.5 applies:

(i)                                  whether the Company has full discretion in the operation of the Plan, or whether the Company could be regarded as being subject to any obligations in the operation of the Plan;

(ii)                               during an Employee’s employment or employment relationship; and

(iii)                            after the termination of an Employee’s employment or employment relationship, whether the termination is lawful or unlawful.

10.5.3            Nothing in the Rules or the operation of the Plan forms part of the contract of employment or employment relationship of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment or a continued employment relationship.

10.5.4            The award or allocation of Plan Shares on a particular basis in any year does not create any right to or expectation of the award or allocation of Plan Shares on the same basis, or at all, in any future year.

10.5.5            Without prejudice to Rule 3.1, no Employee is entitled to participate in the Plan, or be considered for participation in it, at a particular level or at all. Participation in one operation of the Plan does not imply any right to participate, or to be considered for participation in any later operation of the Plan.

10.5.6            Without prejudice to an Employee’s right to receive any Free or Matching Shares awarded to him or any Investment Shares or Dividend Shares allocated to him subject to and in accordance with the express terms of the Rules, no Employee has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to the Plan. Subject to the provisions of Schedule 2, any and all discretions, decisions or omissions relating to the invitation and application of Employees to join the Plan on any particular occasion may operate to the disadvantage of the Employee, even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between the Employee and his employer, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this Rule 10.5.

10.5.7            No Employee has any right to compensation for any loss in relation to the Plan, including:

(i)                                  any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(ii)                               any exercise of a discretion or a decision taken in relation to a Participant or to the Plan, or any failure to exercise a discretion or take a decision;

(iii)                            the operation, suspension, termination or amendment of the Plan.

10.5.8            Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the Rules, including in particular this Rule 10.5. By participating in the Plan, an Employee waives all rights, other than those expressly set out in the Plan.

10.5.9            Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

10.5.10     Each of the provisions of this Rule 10.5 is entirely separate and independent from each of the other provisions. If any provision is found to be invalid then it will be deemed never to have been part of these Rules and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions.

10.6                     Beneficiary who is incapable

If the Trustees consider that a person cannot look after his affairs (because of illness, mental disorder, age or other reason) they may use any amounts or Shares due to that person for his or her benefit, or may pay or transfer them to some other person to do so. The receipt of the person to whom the Trustees make payments or transfer Shares will discharge the Trustees from any obligation in respect of the amounts or Shares concerned.

10.7                     Setting up costs

The Company will pay the costs and expenses of the preparation and execution of these Plan rules.

10.8                     Errors and omissions

If as a result of an error or omission Bonus Shares, Investment Shares, Matching Shares or Dividend Shares are not awarded to a Participant in accordance with the Plan rules, the Trustees may, but without any obligation to do so, do all such acts or things as may be agreed with HMRC to rectify the error or omission notwithstanding that such actions may fall outside the time limits contemplated by or otherwise conflict with the other provisions of the Plan rules.

10.9                     Participation in more than one employee share ownership plan

When calculating the limits on individual participation in the Plan, awards which have been made to an Employee in the same tax year under employee share incentive plans established by the Company or a connected company (within the meaning of paragraph 18(3) of Schedule 2) shall be included. Employee share ownership plans means plans approved under Schedule 2.

Awards means (depending on the limit being considered) awards of free shares or the acquisition by an employee of partnership shares or dividend shares under such approved plans.

The Trustees will maintain all records necessary to enable this rule to be complied with.

10.10              Data protection

By participating in the Plan the Participant consents to the holding and processing of personal data provided by him to the Company, any Participating Company, the Trustees or third party service provider for all purposes relating to the operation of the Plan. These include, but are not limited to:

10.10.1     administering and maintaining records;

10.10.2     providing information to the Company, any Participating Company, the Trustees, registrars, brokers or third party administrators of the Plan;

10.10.3     providing information to future purchasers of the Company or the business in which the Participant works;

10.10.4     transferring information about the Participant to a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as the Participant’s home country.

11                                Assets of the Plan

11.1                      Assets held on trust

The Trustees will hold all the payments they receive and the assets representing them from time to time and all income on trust for the purposes of the Plan. The Trustees may also accept gifts of cash and Shares which will be held on trust for the purposes of the Plan.

11.2                      Use of assets

The Trustees may invest any moneys held by them and not immediately required for the purpose of the Plan in such manner as they may choose. The Trustees are not under a duty to invest trust property.

The Trustees may borrow in order to acquire Shares for the purposes of the Plan or, but only after getting the written consent of the Company, for any other purpose.

11.3                      Plan expenses

The Trustees will pay the expenses of the Plan (including their own expenses incurred in attending to Plan business) from the Plan’s assets, if the assets are sufficient and the Company decides in writing. If there is no such direction, the expenses of the Plan will be met by the Participating Companies in proportion to the amounts paid by them under the Plan or (if the Trustees decide) in proportion to the number of Shares awarded to their Participants under the Plan in the related year, or in proportion to both.

11.4                      Trustees’ duties relating to Shares

During the Holding Period, the Trustees may only sell or transfer any Bonus Shares, Matching Shares or Dividend Shares in the following circumstances:

11.4.1             if a Participant instructs this as described in Rule 8.7; or

11.4.2             to obtain sufficient funds to secure rights arising under a rights issue affecting Plan Shares; or

11.4.3             to discharge PAYE obligations under Rule 8.10; or

11.4.4             if they receive a termination notice as described in Rule 15.1.

11.5                      Trustees holding Shares

Where a Participant loses any right to receive Shares under the Plan, the Trustees will hold those Shares on general trusts for the purposes of the Plan.

12                               Trustees

12.1                     Appointment and removal

The Company may appoint new or additional trustees or a body corporate as a sole trustee. The Company may also remove trustees.

These powers will be exercised by resolution of the Directors. These powers may be exercised without giving a reason.

There must be at least two trustees, except when there is a sole corporate trustee.

All the trustees must be resident in the United Kingdom for United Kingdom tax purposes at all times.

12.2                     Retirement

A trustee may retire by giving to the Company written notice of his wish to retire. The notice will take effect at the expiry of 3 months after the date of the notice, or on any other date agreed with the Company. The retiring trustee need not give a reason for retiring and will not be responsible for any costs arising from his retirement. The retiring trustee will take the necessary action, as directed by the Company, to give effect to his retirement including delivering all documents which he has relating to the Plan. If necessary to achieve compliance with Rule 12.1, the Company will procure a replacement trustee to replace the retiring trustee at the end of the notice period. Any continuing trustee is authorised to effect the transfer of Plan assets on behalf of a retiring trustee.

12.3                     Exercise of powers

If there is more than one trustee, the Trustees may act by majority vote and may delegate powers duties or discretions to any persons and on any terms (including terms which allow the delegate to sub-delegate).

The Trustees may allow any Shares to be registered in the name of an appointed nominee but these Shares must be registered in a designated account.

Trustees who delegate powers or use a nominee are not divested of any responsibility under the Rules or under Schedule 2.

The Trustees may at any time, and must if the Company so directs, revoke any delegation made under this Rule, or require any Plan assets held by another person to be returned to the Trustees, or both.

12.4                     Trustees’ charges

A trustee who carries on a profession or business may charge for services provided on a basis agreed with the Company, as also may a company or firm in which a trustee is interested. These charges will also be paid from the Plan assets, if available, unless the Directors decide otherwise.

12.5                     Limit of Liability

A trustee will not be liable for any breach of trust except wilful wrongdoing (but a paid trustee will also be liable for negligence).

12.6                     Indemnity

The Participating Companies will jointly and severally indemnify each of the trustees (except a paid trustee) against any expenses and liabilities which are incurred through acting as a trustee of the Plan but which cannot, for any reason, be met from the Plan’s assets. But this does not apply to expenses and liabilities which are incurred through wilful wrongdoing (or negligence in the case of a paid trustee) or covered by insurance under Rule 12.7. The indemnity in this Rule 12.6 is in addition to and without prejudice to the right which the Trustees have under general law and the Trustee Act 2000 to be indemnified out of the Plan’s assets.

12.7                     Insurance

The Trustees may insure the Plan against any loss caused by it or any of its employees, officers, agents or delegates. They may also insure themselves and any of these persons against liability for breach of trust not involving wilful wrongdoing. Except in the case of a paid trustee, the premiums may be paid from the Plan assets.

If the Trustees are insured, they will waive the protection of Rule 12.5.

12.8                     Personal Interest

The Trustees and any director, officer or employee of a corporation acting as trustee, may be interested in any securities of a Participating Company or any company in which a Participating Company may be interested. Such person may enter into a contract with any such companies and will not be liable to account for any profits obtained.

12.9                     Dividend waiver

The Trustees waive and cancel their rights and entitlements in respect of the Shares which are not Plan Shares to all dividends to be declared by the Company in the future.

12.10              Qualifying Transfers

The Trustees will comply with paragraph 78 of Schedule 2 if there is a qualifying transfer of shares to the Trustees in accordance with that paragraph.

13                               Participating Companies

13.1                     Inclusion in the Plan

An employer wishing to participate in the Plan must enter into a deed with the Company and the Trustees agreeing to comply with the rules of the Plan. The deed must be in a form agreed by HMRC.

13.2                     Ceasing to participate

Any Participating Company will cease to participate in the Plan:

13.2.1            when it ceases to be a Subsidiary; or

13.2.2            if and during any times when the Directors decide that the Plan will not apply to it. (But in making this decision the Directors must ensure that the conditions in paragraph 10 of Schedule 2 are still satisfied. These conditions are that the Plan must not have any features which may discourage certain employees from participating and that the Plan cannot benefit mainly directors or higher paid employees).

14                               Changing the Rules

14.1                     Before HMRC approval

Before HMRC approves the Plan under Schedule 2 the Directors can change the Rules as necessary in order to obtain approval.

14.2                     After HMRC approval

After the Plan is approved by HMRC, the Directors and the Trustees may, together by deed at any time, change the Plan rules. But if a key feature of the Plan is to be changed at a time when the Plan is approved by HMRC under Schedule 2, and the approved status of the Plan is to be maintained, the change will not have effect until it has been approved by HMRC.

A “key feature” is any provision needed to comply with the requirements of Schedule 2.

The Directors must not make any changes to the Plan which would breach the rule against perpetuities (see Rule 15.4).

15                               Termination

15.1                     Termination notice

The Company in general meeting or the Directors may at any time resolve to terminate the Plan. If they so resolve, they must issue a termination notice and give it without delay to:

15.1.1            HMRC;

15.1.2            the Trustees; and

15.1.3            all individuals who have Plan Shares, and all Employees who have returned valid application forms but have not been awarded or allocated any Shares.

15.2                     Effect of termination notice

Once the Trustees receive the termination notice, they must not award or acquire any more Shares on behalf of Participants.

The Trustees must remove each Participant’s Plan Shares from the Plan by either transferring them or the proceeds of their sale to the Participant or as he may direct. (If the Participant has died, his personal representatives may give these instructions.) This should be done as soon as practicable once three months have passed from the date the termination notice was given under Rule 15. But the Trustees must also delay the removal of Plan Shares until this can be done without any liabilities to income tax under Sections 501 to 507 of ITEPA. The Trustees may only remove Plan Shares at an earlier time if the Participant agrees after receiving the termination notice.

The Trustees must also pay to Participants, as soon as they receive the termination notice, any cash dividends they are holding (Rule 7.3) or any Contributions they are holding (Rule 5.7).

15.3                     Surplus Assets

Any surplus assets left after the Trustees have decided when Plan Shares will be removed under Rule 15.2 will be paid to Participating Companies, so far as practicable, in proportion to the total amounts paid by each of them to the Plan, but the Trustees may decide on payments in different proportions.

15.4                     Perpetuity Period

The perpetuity period relating to the Plan is fifteen years. The Trustees may not award Shares more than ten years after the date of these Plan rules.

The end of the “perpetuity period” is the time by which Participants or other persons must have an interest in Shares, without risk of loss of any rights.

16                               Governing Law

English law governs the Plan and its administration.

Executed as a deed on the date shown at the top of this document.

THE COMMON SEAL of Watson Wyatt Limited was put onto this deed in the presence of:

Director	/s/ John J. Haley

Secretary	/s/ Walter W. Bardenwerper

THE COMMON SEAL of Halifax Corporate Trustees Limited was put onto this deed in the presence of:

Director	/s/ [illegible]	[SEAL]

Secretary	/s/ [illegible]